News Release
For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Board of Directors Declares Quarterly Common Stock Dividend

Racine, WI, July 20, 2005 - The Board of Directors of Modine Manufacturing Company (NYSE: MOD) today declared a quarterly common stock dividend of 17.50 cents per share, payable on September 1, 2005 to shareholders of record as of the close of business on August 18, 2005.
Modine, with record fiscal 2005 revenues and operating cash flow of $1.5 billion and $156 million, respectively, specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. The Company's products are used in light, medium, and heavy-duty vehicles, HVAC equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs 9,400 people worldwide at 40 facilities. More information about Modine can be found at www.modine.com.